Exhibit 99.2

ALPINE BIOSCIENCES, INC.

ALPINE BIOSCIENCES, INC.

CONDENSED BALANCE SHEETS

(unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash	$36,938	$93,710
Prepaid expenses	1,150	—

Total current assets	$38,088	$93,710

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and other current liabilities	$681,440	$—
Notes payable	—	357,455

Total current liabilities	681,440	357,455
Stockholders’ deficit:
Common stock, $0.0001 par value per share; 10,000,000 shares authorized as of June 30, 2014 and December 31, 2013; 10,000,000 and 1,000,000 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	100	10
Additional paid-in capital	876,390	174,990
Accumulated deficit	(1,519,842)	(438,745)

Total stockholders’ deficit	(643,352)	(263,745)

Total liabilities and stockholders’ deficit	$38,088	$93,710

See accompanying notes to condensed financial statements.

ALPINE BIOSCIENCES, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	Six Months Ended June 30,
	2014	2013
Operating expenses:
Research and development	$577,914	$—
General and administrative	502,938	74,689

Total operating expenses	(1,080,852)	(74,689)

Loss from operations	(1,080,852)	(74,689)
Other expense:
Interest expense	(245)	(3,058)

Total other income (expense), net	(245)	(3,058)

Net loss and comprehensive loss	$(1,081,097)	$(77,747)

See accompanying notes to condensed financial statements.

ALPINE BIOSCIENCES, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended June 30,
	2014	2013
Operating activities
Net loss	$(1,081,097)	$(77,747)
Adjustments to reconcile net loss to net cash used in operating activities:
In process research and development	364,990	—
Changes in operating assets and liabilities:
Prepaid expenses	(1,150)	—
Accounts payable and other current liabilities	565,668	—

Net cash used in operating activities	(151,589)	(77,747)

Investing activities
Cash proceeds in connection with the Agreement and Plan of Merger by and Among Alpine Biosciences, LLC and Andaman Therapeutics, Inc.	782	—

Net cash provided by financing activities	782	—

Financing activities
Proceeds from issuance of common stock	93,790	—
Proceeds from notes payable, Jay Venkatesan	—	250,000
Principal payments on notes payable, Jay Venkatesan	—	(25,000)
Note payable to affiliate, Ayer Capital Management, LP	245	77,657

Net cash provided by financing activities	94,035	302,657

Net increase (decrease) in cash during period	(56,772)	224,910
Cash at beginning of period	93,710	26,300

Cash at end of period	$36,938	$251,210

Non-cash activities
Forgiveness of affiliate note payable	$357,700	$—

Issuance of common stock in connection with the Agreement and Plan of Merger by and Among Alpine Biosciences, LLC and Andaman Therapeutics, Inc.	$250,000	$—

See accompanying notes to condensed financial statements.

ALPINE BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

Note 1. Organization and Description of Business

Alpine Biosciences, Inc. (the “Company” or “Alpine Inc.”), formerly operating as Andaman Therapeutics, Inc. (“Andaman”), was originally incorporated in the state of Delaware on or about December 14, 2011. On January 14, 2014, as a result of a merger between Andaman and Alpine Biosciences, LLC (“Alpine LLC”), Alpine LLC merged into Andaman, the surviving entity, and the surviving entity was renamed Alpine Biosciences, Inc. In connection with the merger, all of the membership interests of Mitchell H. Gold (“Investor”), sole shareholder of Alpine LLC, were converted into five million shares of the Company’s common stock. Post-merger, the Investor and Dr. Venkatesan, the former sole shareholder of Andaman, each owned five million shares of the Company.

Alpine Inc. is a life science company whose mission is to identify technology for the development of novel therapeutics to treat a wide range of diseases. The Company has identified a novel platform to create nanotechnology protocells out of work conducted at the University of New Mexico and Sandia National Laboratories and has secured certain rights to this platform.

Certain Significant Risks and Uncertainties

The Company’s business involves inherent risks. These risks include, among others, dependence on key personnel, ability to secure scarce resources of personnel and capital, patentability of licensed technology, availability of contract manufacturers for novel technology, and ability to successfully conduct preclinical and clinical development activities. The technology the Company is pursuing could become obsolete or diminished in value by discoveries and developments at other organizations.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted in the interim financial statements. Accordingly, these interim condensed financial statements should be read in conjunction with the audited financial statements and accompanying notes as of and for the year ended December 31, 2013 included in Exhibit 99.3 of this Current Report on Form 8-K/A. The condensed balance sheet as of December 31, 2013, included herein, was derived from the audited financial statements as of that date.

The unaudited condensed interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company financial position as of June 30, 2014 and the Company results of operations and cash flows for the six months ended June 30, 2014 and 2013. The results of the six month period ended June 30, 2014 are not necessarily indicative of the results to be expected for the year ending December 31, 2014 or for any other interim period or for any other future year.

The acquisition of Alpine LLC was accounted for as a purchase of assets, and the results of Alpine LLC have been included in our results since January 14, 2014.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid investments with a purchased maturity of three months or less to be cash and cash equivalents. The Company’s cash is held in checking accounts and approximates fair value.

ALPINE BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts payable and accrued liabilities, notes payable and deferred revenue approximate their fair values due to the short-term nature of those amounts.

Research and Development Expenses

Research and development expenses consist primarily of consulting arrangements, and other expenses incurred to maintain the Company’s intellectual property rights on programs. Research and development costs are expensed as incurred.

In connection with the acquisition of Alpine LLC in January 2014, we recorded an expense of $364,990 for acquired in-process research and development. This amount represented the estimated fair value related to incomplete product candidate development projects for which, at the time of the acquisition, technological feasibility had not been established and there was no alternative future use.

General and Administrative Expenses

General and administrative expenses consist primarily of occupancy, consulting arrangements and legal, patent costs related to filing and pursuing patent applications.

Income Taxes

The Company accounts for income taxes under the liability method. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and federal income tax bases of assets and liabilities and are measured using the tax rates that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that the net deferred tax asset will not be realized.

The Company recognizes the financial statement effects of a tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company did not accrue any uncertain tax positions nor does the Company expect any material change in its position in the next twelve months. Penalties and interest would be reflected in income tax expense. The Company is subject to examination by taxing authorities for the open tax years of 2012 and 2013.

Comprehensive Loss

Comprehensive loss consists of net loss and other gains and losses affecting stockholder’s deficit that under GAAP are excluded from net loss. The Company has no items of other comprehensive loss; as such, net loss equals comprehensive loss.

Recently Issued Accounting Standards

In July 2013, FASB issued guidance on presentation of an unrecognized tax benefit in financial statements when a net operating loss (“NOL”) carryforward, a similar tax loss, or a tax credit carryforward exists. This guidance requires an entity to present an unrecognized tax benefit as a reduction of a deferred tax asset for an NOL carryforward, or similar tax loss or tax credit carryforward, rather than as a liability when (1) the uncertain tax position would reduce the NOL or other carryforward under the tax law of the applicable jurisdiction and (2) the entity intends to use the deferred tax asset for that purpose. The guidance does not require new recurring disclosures. For nonpublic entities, this guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted. We are currently evaluating the impact this standard will have on the Company’s financial position or results of operations.

Note 3. License Agreements

ARYx

On March 5, 2012, the Company, through its predecessor entity, Andaman, entered into an Asset Purchase Agreement (the “Asset Agreement”) with ARYx Therapeutics, Inc. (“ARYx”) for the purchase of all of the intangible and tangible assets of the ATI-9242 research program. Under the terms of the Asset Agreement, Andaman made an initial payment of $50,000, which was recorded as part of research and development expense in the first quarter of 2012. In addition, the Company may be required to make contingent milestone payments of up to approximately $4.3 million upon the occurrence of certain clinical development and regulatory milestones. In addition, the Company

ALPINE BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

would be required to pay a royalty of 0.5% on net sales of licensed products. If the Company generates income from a sublicense on any of the licensed rights, it is obligated to pay ARYx 15% of such income received from the sublicensee. However, in no event shall the total of the initial and contingent milestone payments due to ARYx under the Asset Agreement exceed $4.3 million.

STC.UNM

On July 30, 2014, the Company entered into an exclusive license agreement with STC.UNM, by assignment from The Regents of the University of New Mexico (the “License Agreement”), to license the rights to use certain technology relating to protocells and mesoporous silica nanoparticle delivery platform, effective as of June 30, 2014. Under the terms of the License Agreement, the Company has the right to conduct research, clinical development and commercialize all inventions and products that are developed from the platform technology in certain fields of use as described in the License Agreement. In exchange for the exclusive license, the Company is obligated to make a series of payments under the terms of the License Agreement, including an upfront payment of $200,000 which was made upon the execution of the License Agreement. The upfront payment was reduced by a credit of $30,000 for the previous payment made for the exclusive option to negotiate a license between STC.UNM and the Company, or its predecessor companies.

Note 4. Common Stock

As of June 30, 2013, 1,000,000 shares of common stock of Andaman, the Company’s predecessor entity, were issued and outstanding. All shares were owned by Dr. Venkatesan, then the Company’s sole shareholder. The Company’s common stock has no preferences or privileges and is not redeemable. Holders of common stock are entitled to one vote per share.

On January 14, 2014, pursuant to a stock purchase agreement entered into between the Company and Dr. Venkatesan concurrent with the merger between the Company and Alpine LLC, Dr. Venkatesan purchased an additional 4,000,000 shares of common stock of the Company at a price of $0.05 per share for a total purchase price of $200,000. Dr. Venkatesan paid the purchase price in $93,790 cash and the forgiveness of indebtedness in the amount of $106,210 that was subject to amounts due under the demand promissory notes held by Dr. Venkatesan. For additional information about the demand promissory notes, see “Note 5 – Notes Payable and Related Party Transactions.”

Also on January 14, 2014, pursuant to a stock issuance agreement between the Company and Dr. Mitchell H. Gold concurrent with the merger between the Company and Alpine LLC, all of Dr. Gold’s membership interests in Alpine LLC were converted into 5,000,000 shares of the Company’s common stock on the terms set forth in the merger agreement.

As of June 30, 2014, 10,000,000 shares of common stock of the Company were issued and outstanding.

Note 5. Notes Payable and Related Party Transactions

In 2013 Dr. Venkatesan was the sole shareholder of the Company’s predecessor entity, Andaman, and in January 2014, he became a shareholder in the Company. During the same time period, Dr. Venkatesan was also the Managing Member of Ayer Capital Management, LP. Andaman entered into related party transactions with Dr. Venkatesan for demand promissory notes in 2012 and 2013 and a note agreement with Ayer Capital Management, LP in 2013, as described in the following paragraphs.

Notes payable — Dr. Venkatesan

On March 2, 2012, April 5, 2012 and May 16, 2013, the predecessor to the Company, Andaman, entered into demand promissory notes (“Notes”) with Dr. Venkatesan pursuant to which Dr. Venkatesan loaned Andaman $25,000, $100,000 and $250,000, respectively. The outstanding principal and accrued interest under the Notes were due and payable by Andaman on demand at any time, but in no event later than one year from the date of issuance of each respective Note. The terms of the Notes provide that payment is first credited to principal with any remainder applied to accrued interest due. Interest accrues at a rate of 3% per annum. The Notes are classified as short term liabilities on the balance sheet and interest is expensed as incurred.

ALPINE BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

On January 14, 2014, in connection with the merger with Alpine LLC, and the stock purchase agreement entered into with Dr. Venkatesan, Dr. Venkatesan purchased four million shares of common stock at a price of $0.05 per share. Payment for the shares was comprised of $93,790 in cash and $106,210 in forgiveness and cancellation of the amounts due to Dr. Venkatesan under the Notes. As of June 30, 2014, there was no outstanding balance on the Notes.

Notes payable — Ayer Capital Management, LP

In March 2012, Andaman, the predecessor to the Company, entered into a note agreement (“Loan”) with Ayer Capital Management, LP (“Ayer”), a related party. Subject to the terms of the Loan, Ayer agreed to pay for certain on-going expenses associated with the maintenance and development of the ATI-9242 program acquired from ARYx. The Loan accrued simple interest at a fixed rate of 3% per annum. There was no set maturity date; however, the debt was considered due and payable in full, on the withdrawal of the Loan by written consent of either party. The principal balance on the Loan, including accrued interest, for the year ended December 31, 2013 was $251,245. The Loan was classified as a current liability on the balance sheet.

On January 14, 2014, Andaman and Alpine LLC, entered into a merger agreement. As a condition to the entry into the merger agreement, the Company and Ayer Capital Management, LP agreed that the obligations of the Loan be cancelled and in consideration of such cancellation, the Company granted Ayer the right to receive an 80% share of the economic interest arising, following the merger, from the exploitation by the Company of the assets purchased from ARYx. In exchange for the cancellation of the Loan, which at the time of the merger amounted to $251,490, consisting of $246,690 principal and $4,800 in accrued interest, Ayer agreed that the Loan obligation was deemed cancelled and released all rights it had with respect to the Loan. The cancellation and extinguishment of the related party Loan was determined to be a contribution of capital and was recorded in additional paid-in capital. As of June 30, 2014, the principal balance on the Loan was zero. For the six months ended June 30, 2014, $245 of interest expense was incurred on the Loan.

Note 6. Commitments and Contingencies

Lease Commitment

As a result of the merger between Andaman and Alpine LLC in January 2014, the Company has assumed a month-to-month operating lease for office space in Seattle, WA.

Total rent expense was approximately zero and $2,900 for the six month periods ended June 30, 2013 and June 30, 2014, respectively, and is included in general and administrative expense.

Note 7. Income Taxes

The Company is liable for taxes in the United States. For the six month period ended June 31, 2014 and the year ended December 31, 2013, the Company recorded no tax liability or expense. For the six month period ended June 31, 2014 and the year ended December 31, 2013, the primary difference between the federal rate and statutory rate relates to the change in valuation allowance on the deferred tax assets.

The significant components of the deferred tax asset at June 30, 2014 relate to tax net operating loss carry-forwards and to various capitalized expenses including license fees and startup costs which amount to approximately $56,000 and $351,000, respectively. The significant components of the deferred tax asset at December 31, 2013, relate to net operating loss carry-forwards and various capitalized expenses including license fees and startup costs which amount to approximately $45,000 and $105,000, respectively, and to non-deductible accrued interest of $4,000. The Company has provided a full valuation allowance against the deferred tax assets due to uncertainty over whether such assets will ultimately be realized based on the Company’s history of losses. The valuation allowance increased by approximately $251,000 from December 31, 2013 to June 30, 2014.

ALPINE BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

At June 30, 2014, the Company had net operating loss carry-forwards that are available to offset future taxable income of approximately $160,000. The tax net operating losses begin to expire in 2032.

The Company follows the provisions of ASC 740-10. Accounting for Uncertainty in Income Taxes – an interpretation of ASC 740, Accounting for Income Taxes. The interpretation specifies how tax benefits for uncertain tax positions are to be recognized, measured, and recorded in financial statements; requires certain disclosures of uncertain tax matters, specifies how reserves for uncertain tax positions should be classified on the statement of financial position, and provides transition and interim period guidance, among other provisions. Interest and penalties related to any tax contingencies would be included in income tax expense. The Company had no uncertain tax positions at June 30, 2014 or December 31, 2013. All tax years are open to exam by taxing authorities.

Note 8. Subsequent Events

On July 14, 2014, the Company entered into a sponsored research agreement (the “SRA”) with The Regents of the University of New Mexico to perform research on an agreed work plan relating to mesoporous nanoparticle technology. The SRA commences on the effective date of July 14, 2014 and continues until April 14, 2015. The SRA is a fixed price agreement in the amount of $402,754. The first payment was due upon execution of the SRA in the amount of $160,362 and the remainder is due at the commencement of month six of the SRA, or when particles are validated sufficiently to begin a second phase of experiments as further described in the work plan of the SRA. Either party may at its sole option terminate the SRA with 60 days’ notice.

On August 8, 2014, Alpine Biosciences, Inc., merged into and with Protocell Therapeutics Inc., a wholly owned subsidiary of Oncothyreon Inc. The merger consideration received by Alpine shareholders was 10% of the fully diluted, post transaction, common shares outstanding of Oncothyreon Inc., or 9,294,524 shares. The total value of the acquisition was $27.2 million based on the closing price of Oncothyreon’ s common stock on the day of the merger, which was $2.93 per share. Prior to the closing of the merger, Alpine Inc. eliminated substantially all liabilities of the company and Oncothyreon assumed net liabilities of approximately $139,000. The merger consideration shares were adjusted to 9,245,344 to offset the net liabilities assumed at the closing.